EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Tax-Managed Funds
File Number: 811-07175
Registrant CIK Number: 00000923202


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 1 SEC identifier S000004385
class 1 SEC identifier C000012137
class 2 SEC identifier C000012138
class 3 SEC identifier C000012139

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $9716
2. Dividends for a second class of open-end company shares                                                          $30061
3. Dividends for a third class of open-end company shares                                                           $5034

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.480
        2. Dividends from a second class of open-end company shares                                                 $1.018
        3. Dividends from a third class of open-end company shares 						    $.507

Item 74

U)      1. Number of shares outstanding                                                                              19715
        2. Number of shares outstanding for a second class of shares of open-end company shares                      29356
        3. Number of shares outstanding for a third class of shares of open-end company shares                       8251

V)      1. Net asset value per share (to the nearest cent)                                                           24.30
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 49.94
        3. Number of shares outstanding for a third class of shares of open-end company shares                       24.30



Series 2 SEC identifier S000004384
Class 1 SEC identifier C000012134
Class 2 SEC identifier C000012135
Class 3 SEC identifier C000012136

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $8348
2. Dividends for a second class of open-end company shares                                                          $38731
3. Dividends for a third class of open-end company shares                                                           $3674

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.409
        2. Dividends from a second class of open-end company shares                                                 $.848
        3. Dividends from a third class of open-end company shares                                                  $.435


Item 74

U)      1. Number of shares outstanding                                                                              20602
        2. Number of shares outstanding for a second class of shares of open-end company shares                      46157
        3. Number of shares outstanding for a third class of shares of open-end company shares                       8287

V)      1. Net asset value per share (to the nearest cent)                                                           27.19
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 54.72
        3. Number of shares outstanding for a third class of shares of open-end company shares                       27.19



Series 5 SEC identifier S000004386
Class 1 SEC identifier C000012140
Class 2 SEC identifier C000012141
Class 3 SEC identifier C000051262

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $32472
2. Dividends for a second class of open-end company shares                                                          $5265
3. Dividends for a third class of open-end company shares                                                           $102044

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.257
        2. Dividends from a second class of open-end company shares                                                 $.265
        3. Dividends from a third class of open-end company shares                                                  $.816


Item 74

U)      1. Number of shares outstanding                                                                              128737
        2. Number of shares outstanding for a second class of shares of open-end company shares                      20021
        3. Number of shares outstanding for a third class of shares of open-end company shares                       127883

V)      1. Net asset value per share (to the nearest cent)                                                           10.95
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 10.96
        3. Number of shares outstanding for a third class of shares of open-end company shares                       34.06

